UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
July 15, 2014 (July 9, 2014)

GENCO SHIPPING & TRADING LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-33393	98-043-9758
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue, 12th Floor
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(646) 443-8550
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously reported, on April 21, 2014, Genco Shipping & Trading Limited (the “Company” or “Genco”) and its subsidiaries other than Baltic Trading Limited and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Lead Case No. 14-11108 (SHL) (the “Chapter 11 Cases”). Capitalized terms used but not defined in this report on Form 8-K shall have the meanings given to them in the Plan (defined below).

On July 2, 2014, the Bankruptcy Court entered an order (the “Confirmation Order”), confirming the First Amended Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”). The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the “Plan Supplement.”  The Plan and all documents included in the Plan Supplement are available free of charge at www.gencorestructuring.com.

Copies of the Plan and the Confirmation Order were attached as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2014, and are incorporated by reference herein.

On July 9, 2014 (the “Effective Date”), the Debtors completed their financial restructuring and emerged from Chapter 11 through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms. Beginning on July 9, 2014, the Debtors served notice of the occurrence of the Effective Date on its creditors and former equity interest holders.  The Debtors will also publish the notice.

Key components of the Plan included:

•	The conversion of 100% of the Claims under the Prepetition 2007 Facility into 81.1% of the New Genco Common Stock (subject to dilution by the warrants issued under the Plan). On the Effective Date, the Prepetition 2007 Facility was terminated, and the liens and mortgages thereunder were released.

•	The conversion of 100% of the Claims under the Convertible Notes into 8.4% of the New Genco Common Stock (subject to dilution by the warrants issued under the Plan). On the Effective Date, the Convertible Notes and the related indenture were fully satisfied and discharged.

•	A fully backstopped Rights Offering for approximately 8.7% of the New Genco Common Stock, in which holders of Prepetition 2007 Facility Claims were entitled to subscribe for up to 80% of the New Genco Common Stock offered, and holders of Convertible Note Claims were entitled to subscribe for up to 20% of the New Genco Common Stock being offered under the Rights Offering. Each Right entitled its holder to purchase one share of New Genco Common Stock at a subscription price of $18.62537, for an aggregate subscription price of $100 million.

•	The amendment and restatement of the Prepetition $253 Million Facility and the Prepetition $100 Million Facility as of the Effective Date, with extended maturities, a financial covenant holiday and certain other amendments, as discussed more fully below.

•	The cancellation of the old common stock of Genco as of the Effective Date, with the holders thereof receiving warrants to acquire shares of New Genco Common Stock. Each New Genco Equity Warrant is exercisable for one share of New Genco Common Stock, and holders received an aggregate of 3,938,298 New Genco Equity Warrants for the old common stock of Genco. The New Genco Equity Warrants in the aggregate are exercisable for approximately 6% of New Genco Common Stock (subject to dilution).

•	Reinstatement, non-impairment or payment in full in the ordinary course of business during the pendency of the Chapter 11 Cases of all Allowed General Unsecured Claims, including Allowed Claims of trade vendors, suppliers, customers and charterers, per the approval by the Bankruptcy Court.

•	The non-impairment of all other General Unsecured Claims under section 1124 of the Bankruptcy Code.

•
A Management Incentive Program, which provides for the distribution of New Genco MIP Primary Equity in the form of shares representing 1.8% of the New Genco Common Stock and three tiers of New Genco MIP Warrants with staggered strike prices based on increasing equity values to the participating officers, directors, and other management of Reorganized Genco.

Item 1.01.	Entry into a Material Definitive Agreement.

 Amended and Restated Term Loan Facilities

On July 9, 2014, Genco entered into the Amended and Restated Term Loan Facilities, as described in more detail below.  The Amended and Restated Term Loan Facilities amended the Prepetition Credit Facilities (described below) and included, among other things (i) a paydown as of the Effective Date with respect to payments which came due under the Prepetition Term Loan Facilities between the Petition Date and the Effective Date and were not paid during the pendency of the Chapter 11 Cases; (ii) extensions of the maturity dates to August 31, 2019; (iii) relief from compliance with financial covenants governing Genco’s maximum leverage ratio, minimum consolidated interest coverage ratio and consolidated net worth through and including the quarter ending March 31, 2015 (with quarterly testing commencing June 30, 2015); (iv) a fleetwide minimum liquidity covenant requiring maintenance of cash of $750,000 per vessel for all vessels owned by Genco (excluding those owned by Baltic Trading Limited); and (v) an increase in the  interest rate to LIBOR plus 3.50% per year.

As previously disclosed, on August 12, 2010, Genco, as parent and borrower, and five vessel-owning subsidiaries (the “CA Subsidiaries”), as guarantors, entered into the Prepetition $100 Million Credit Agreement with Crédit Agricole Corporate and Investment Bank, as agent and security trustee and certain other lenders party thereto (collectively, the “Prepetition $100 Million Facility Lenders”).  The Prepetition $100 Million Credit Agreement provided for a $100 million senior secured facility (the “Prepetition $100 Million Facility”), the proceeds of which were used to acquire five vessels. The Prepetition $100 Million Facility was drawn down in five equal tranches of $20 million with one tranche per vessel. The Prepetition $100 Million Facility had a final maturity date of August 17, 2017 and bore interest at LIBOR plus 3% per year. Borrowings under the Prepetition $100 Million Facility were required to be amortized and  repaid quarterly.  The Prepetition $100 Million Facility was secured on a first-lien basis by the five vessels purchased with the proceeds of the Prepetition $100 Million Facility and was  also guaranteed by the CA Subsidiaries.

The Amended and Restated $100 Million Facility is a senior financing facility in the aggregate principal amount of approximately $73.6 million (prior to giving effect to the paydown of approximately $1.9 million that occurred on the Effective Date, and excluding any accrued and unpaid interest at the applicable rate on account of the Prepetition $100 Million Facility Claims through and including the Effective Date). The obligations under the Amended and Restated $100 Million Facility are secured by a first priority security interest in the vessels and other collateral securing the Prepetition $100 Million Facility.  The Amended and Restated $100 Million Facility requires quarterly repayment installments in accordance with the terms of the Prepetition $100 Million Facility.

As previously disclosed, on August 20, 2010, Genco, as parent and borrower, entered into the Prepetition $253 Million Credit Agreement (as amended by a first side letter dated August 24, 2010 and a letter dated December 21, 2011 and as amended and restated by a second supplemental agreement dated August 1, 2012) with the banks and financial institutions party thereto, as lenders (collectively, the “Prepetition $253 Million Facility Lenders”); Deutsche Bank Luxembourg S.A., as agent; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschӓft, Skandinaviska Enskilda Banken AB (publ), as Mandated Lead Arrangers; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank, Deutsche Bank AG, Skandinaviska Enskilda Banken AB (publ), as swap providers; and Deutsche Bank AG Filiale Deutschlandgeschӓft, as security agent and bookrunner (collectively, the “Prepetition $253 Million Credit Finance Parties”).  The Prepetition $253 Million Credit Agreement provided for a $253 million senior secured credit facility (the “Prepetition $253 Million Facility”), the  proceeds of which  were used to acquire or refinance the acquisition costs of thirteen vessels. The Prepetition $253 Million Facility was drawn down in thirteen vessel tranches. The Prepetition $253 Million Facility had a final maturity date of August 14, 2015 and bore interest at LIBOR plus 3% per year.  Borrowings under the Prepetition $253 Million Facility were required to be amortized and repaid quarterly.  The Prepetition $253 Million Facility was secured on a first-lien basis by the thirteen vessels purchased or refinanced with the proceeds of the Prepetition $253 Million Facility and was also guaranteed by the DB Subsidiaries.

The Amended and Restated $253 Million Facility is a senior financing facility in the aggregate principal amount of approximately $175.7 million (without giving effect to the paydown of approximately $5.1 million that occurred on Effective Date, and excluding any accrued and unpaid interest at the applicable rate on account of the Prepetition $253 Million Facility Claims through and including the Effective Date).  The obligations under the Amended and Restated  $253 Million Facility are secured by a first priority security interest in the vessels and other collateral securing the Prepetition $253 Million Facility.  The Amended and Restated $253 Million Facility requires quarterly repayment installments in accordance with the terms of the Prepetition $253 Million Facility.

Copies of the Amended and Restated Prepetition $100 Million Facility and the Amended and Restated $253 Million Facility are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, Reorganized Genco and the Registration Rights Parties entered into the Registration Rights Agreement. The Registration Rights Agreement provided the Registration Rights Parties who receive 10% or more of New Genco Common Stock under the Plan with demand and piggyback registration rights.  All other Registration Rights Parties have piggyback registration rights only.

A copy of the Registration Rights Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

New Genco Equity Warrant Agreement

On the Effective Date, pursuant to the Plan, the New Genco Equity Warrants were issued pursuant to the terms of the New Genco Equity Warrant Agreement.  Each New Genco Equity Warrant has a 7-year term (commencing on the day following the Effective Date) and are exercisable for one share of New Genco Common Stock.  The New Genco Equity Warrants are exercisable on a cashless basis at an exercise price of $20.99 per share.  The New Genco Equity Warrant Agreement contains customary anti-dilution adjustments in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transaction.

The New Genco Equity Warrants were distributed to holders of the old common stock of Genco, which was cancelled as of the Effective Date.  Shares of old common stock of Genco issued to directors, officers and employees of Genco under compensatory plans that were unvested as of the Effective Date were deemed vested automatically on the Effective Date, so that all New Genco Equity Warrants received in exchange therefor were deemed vested.

A copy of the New Genco Warrant Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The Prepetition 2007 Facility was terminated and the liens and mortgages related thereto were released, and the Convertible Notes and the related indenture were fully satisfied and discharged, on the Effective Date.  See the related disclosure in the Introductory Note, which is incorporated by reference in this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under the heading “Amended and Restated Term Loan Facilities” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

On July 10, 2014, the Reorganized Debtors caused to be distributed (i) to the holders of the Prepetition 2007 Facility Claims, 50,062,192 shares constituting approximately 81.1% of the New Genco Common Stock outstanding (subject to dilution), and (ii) to the holders of Convertible Note Claims, 5,158,187 shares constituting approximately 8.4% of the New Genco Common Stock outstanding (subject to dilution).

As provided in the Plan, Genco also conducted a fully backstopped Rights Offering to acquire approximately 8.7% of the New Genco Common Stock at a subscription price of $18.62537 per share, for an aggregate subscription price of $100 million.   The closing of the Rights Offering was conditioned on the consummation of the Plan, the Rights Offering Procedures and other conditions specified in the Equity Commitment Agreement that the Company and certain of its subsidiaries entered into with certain of its creditors on April 16, 2014.  All such conditions having been satisfied, on July 10, 2014, Reorganized Genco issued 5,305,248 Rights Offering Shares, in exchange for payment therefor, to those holders of Prepetition 2007 Facility Claims and those Eligible Noteholders, that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights to participate in the Rights Offering.  Reorganized Genco also issued 63,773 Backstop Shares in exchange for payment therefor to the Backstop Parties.

Also on July 10, 2014, Reorganized Genco issued 3,938,298 New Genco Equity Warrants, each of which is initially exercisable for one share of New Genco Common Stock, and which in the aggregate is exercisable for approximately 6% of New Genco Common Stock (subject to dilution), to the holders of the old common stock of Genco.

The offering, issuance, and distribution of the New Genco Common Stock and the New Genco Equity Warrants under Article III of the Plan, the Rights, the New Genco Common Stock issued in the Rights Offering, and the New Genco Common Stock issuable upon exercise of the New Genco Equity Warrants are exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities under section 1145(a) of the Bankruptcy Code, except with respect to certain persons who are or may be deemed to be affiliates of Reorganized Genco, each of whom is an accredited investor, as defined in Regulation D under the Securities Act, and to whom New Genco Common Stock or New Genco Equity Warrants were issued pursuant to Section 4(a)(2) of the Securities Act. The Backstop Shares were issued to the Backstop Parties, each of whom was an accredited investor, as defined in Regulation D under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modifications to the Rights of Security Holders.

The disclosure contained in Item 5.03 below with respect to the Amended Articles and Amended Bylaws is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

 The disclosure contained in the Introductory Note and Item 3.02 above with respect to the cancellation of the old common stock of Genco and the issuance of the New Genco Common Stock as provided in the Plan is incorporated by reference in this Item 5.01.  In addition, the disclosure contained in Item 5.02 below concerning the change in the directors of Reorganized Genco as of the Effective Date is incorporated by reference in this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

As of the Effective Date, as provided in the Plan, the members of our board of directors prior to the Effective Date ceased to be directors of Reorganized Genco.  The initial members of our new board of directors consist of Peter C. Georgiopoulos, Ian Ashby, Eugene I. Davis, James G. Dolphin, Michael J. Leffell, William Manuel and Bao D. Truong.  Our new board of directors is divided into two classes, Classes I and II.  Messrs. Georgiopoulos, Ashby, and Davis are Class I Directors, and Messrs. Dolphin, Leffell, Manuel, and Truong are Class II Directors.  For a further details, please see “Classified Board of Directors” under Item 5.03 below, which is incorporated into this Item 5.02 by reference.

Mr. Georgiopoulos has served as Chairman and as a member of Genco’s Board of Directors since its inception. Since 1997, Mr. Georgiopoulos served as Chairman and a member of the board of directors of General Maritime Corporation and its predecessors, which he founded, and he served as CEO from 1997 to 2008 and President from 2003 to 2008. Mr. Georgiopoulos is also Chairman and a director of Aegean Marine Petroleum Network, Inc., a company listed on the New York Stock Exchange. Mr. Georgiopoulos has also served as chairman of the board of directors and a director of Baltic Trading since March 2010. From 1991 to 1997, he was the principal of Maritime Equity Management, a ship-owning and investment company that he founded in 1991. From 1990 to 1991, he was affiliated with Mallory Jones Lynch & Associates, an oil tanker brokerage firm. From 1987 to 1990, Mr. Georgiopoulos was an investment banker at Drexel Burnham Lambert. Before entering the investment banking business, he had extensive experience in the sale, purchase and chartering of vessels while working for shipowners in New York and Piraeus, Greece. Mr. Georgiopoulos is a member of the American Bureau of Shipping. He holds an MBA from Dartmouth College.

Mr. Ashby worked for BHP Billiton and its predecessor companies for twenty-five years. During his time at BHP Billiton, Mr. Ashby served in a variety of roles culminating in serving for over five years as President – Iron Ore. Prior to holding that position, Mr. Ashby served as Mine Superintendent; Resident, Mine, and Oxide Manager; Vice President – Projects; Vice-President – Asset Development; President – Joint Ventures; Chief Operating Officer – Base Metals; Acting President – Base Metals; and Chief Operating Officer – Western Australia Iron Ore. During his time at BHP Billiton, Mr. Ashby at various times served as a member of the board of the University of Western Australia Business School, a member of the board of directors of Samarco Joint Venture, a member of BHP Billiton’s executive committee, and Chairman of BHP Billiton’s Iron Ore Executive Committee and Western Australia Iron Ore Executive Committee. Mr. Ashby received his Bachelor of Engineering Degree from the University of Melbourne.

Mr. Davis has been the Chairman and Chief Executive Officer of Pirinate Consulting Group LLC, a privately held consulting firm, since 1999. Pirinate specializes in turnaround management, merger and acquisition consulting and strategic planning advisory services for public and private business entities.  He is the chairman of the board of Capmark Financial Group Inc., a commercial real estate finance company.  Mr. Davis currently serves as a director of Spectrum Brands Holdings, Inc., Harbinger Group Inc., WMI Holdings Corp. and U.S. Concrete, Inc. Mr. Davis holds a Bachelor of Arts in

International Politics from Columbia University, Columbia College, a Masters in International Affairs, International Law and Organization from Columbia University's School of International Affairs, and Juris Doctor from the Columbia University's School of Law. Mr. Davis serves as member of the Board of Visitors of Columbia College.

Mr. Dolphin has served as the Managing Director and President of AMA Capital Partners, LLC, since 2001. AMA is a leading shipping and offshore merchant bank and advisor. Prior to joining AMA, Mr. Dolphin served as a Principal of Booz Allen Hamilton, serving as the leader of their commercial freight management consultancy practice. Mr. Dolphin also served as a Transportation Executive with First National Bank of Maryland. Mr. Dolphin has served as a member of the Board of Directors of Remedial Cayman Limited since 2010. Mr. Dolphin received his B.A. in Economics and Managerial Studies from Rice University.

Mr. Leffell, is the founder of Portage Advisors, LLC, a privately held company focused on alternative asset investments and consulting. Until his retirement in 2009, Mr. Leffell was the Deputy Executive Managing Member of Davidson Kempner Capital Management, an event driven, multistrategy hedge fund. While at the firm, Mr. Leffell also co-ran the Distressed Securities investment strategy for 20 years. Mr. Leffell has previously served as a director of Compton Petroleum Inc. Mr. Leffell established The Lisa and Michael Leffell Foundation, dedicated to Jewish education, strengthening security and vibrancy of the State of Israel, social service, and medical research. Mr. Leffell is President of the Board of Trustees at the Solomon Schechter School of Westchester, a Trustee of The Jewish Theological Seminary, UJA Federation of New York, Commentary Magazine, and The Gruss Life Monument Funds, Inc., and is a Wexner Heritage Fellow. Mr. Leffell received his J.D. from Columbia Law School, where he was a Harlan Fiske Stone Scholar, and earned a B.A., magna cum laude, Phi Beta Kappa, from Clark University, where he was awarded the H. Donaldson Jordan Prize in History.

Mr. Manuel is a Senior Managing Director at Centerbridge. Mr. Manuel joined Centerbridge in 2006, and currently focuses on investments in the Transportation & Logistics, Business Services & Media, and Telecom & Technology sectors. Prior to joining Centerbridge, Mr. Manuel was a Principal with Spectrum Equity Investors. At Spectrum, he focused on investments in the business services, technology and media and government services sectors. Prior to his time at Spectrum, he was a Principal at Spire Capital, a private equity firm focused on the media and communications sectors, before which he worked in the Mergers and Acquisitions group at Chase Securities. Mr. Manuel earned a B.A. in Government from Connecticut College. Mr. Manuel serves on the boards of directors of syncreon Holdings Limited, Cardinal Logistics Management, Inc., and Kenan Advantage Group, Inc.

Mr. Truong is a Senior Managing Director at Centerbridge, which he joined in 2010. Prior to joining Centerbridge, Mr. Truong was a Managing Director and Partner in the credit business of Fortress Investment Group LLC. While at Fortress from 2004 to 2010, Mr. Truong was engaged principally in public market investments across the corporate capital structure, with a focus on distressed and special situations. Prior to his time at Fortress, Mr. Truong was a member of the distressed/high-yield research and trading business of Lehman Brothers Inc. Mr. Truong graduated magna cum laude from the University of Pennsylvania, where he was a Benjamin Franklin Scholar, with degrees in Finance (Wharton) and Computer Science & Engineering. He received his M.B.A. from Harvard Business School. Mr. Truong serves on the Board of Directors of Alinta Holdings.

Management Incentive Plan

On the Effective Date, pursuant to the Plan, Reorganized Genco adopted the post-emergence Management Incentive Program, which provides for the distribution of New Genco MIP Primary Equity in the form of shares of New Genco Common Stock, and New Genco MIP Warrants to the participating officers, directors, and other management of Reorganized Genco.  The New Genco MIP Primary Equity is subject to vesting, but the holder thereof is entitled to receive all dividends paid with respect to such shares as if such New Genco MIP Primary Equity had vested on the grant date (subject to forfeiture by the holder in the event that such grant is terminated prior to vesting unless the administrator of the Management Incentive Program determines otherwise).  The New Genco MIP Warrants will be issuable in three tranches, which are exercisable for 2,380,664, 2,467,009, and 3,709,788 shares and have exercise prices of $25.91, $28.73 and $34.19, respectively .  The New Genco MIP Warrants will be exercisable on a cashless basis and will contain customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transaction.  None of the New Genco MIP Primary Equity or the New Genco MIP Warrants have yet been issued.

Contracts or Arrangements

Mr. Georgiopoulos has piggyback registration rights under the Registration Rights Agreement.  See “Registration Rights Agreement” in Item 1.01 above, the description of which is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date, the Company amended and restated its Articles of Incorporation (as so amended and restated, the “Amended Articles”) and its By-laws (as so amended and restated, the “Amended By-Laws”). Copies of the Amended Articles and the Amended By-Laws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Under the Amended Articles, the Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share.  Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders.  The common stock has the exclusive right to vote for the election of directors and for all other purposes. The common stock votes together as a single class.  Holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by the board of directors out of funds legally available for dividends.  Upon our dissolution or liquidation or the sale of all or substantially all the Company’s assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our common stock will be entitled to receive, pro rata, our remaining assets available for distribution.  Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of the Company’s securities.

The Amended Articles and Amended By-Laws provide that, subject to certain exceptions, the United States District Court for the Southern District of New York and any New York State court sitting in New York County, State of New York of the United States of America are the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim against the Corporation, its directors, officers and/or employees arising pursuant to any provision of the Marshall Islands Business Corporations Act or the articles of incorporation or by-laws (as amended from time to time), or (d) any other action asserting a claim against the Corporation, its directors, officers and/or employees that is governed by the internal affairs doctrine.

Several provisions of the Amended Articles and Amended By-Laws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of the board of directors to maximize shareholder value in connection with any unsolicited offer to acquire the Company. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Classified Board of Directors

The Amended Articles provide for the division of the Company’s board of directors into two classes of directors, Class I and Class II.  Three directors serve in Class I, and four directors serve in Class II.  The term of office of our Class I directors expires at our first annual meeting of shareholders following July 9, 2014, while the term of office of our Class II directors expires at the second annual meeting of shareholders following July 9, 2014.  Upon the conclusion of such second annual meeting, the Board will automatically cease to be divided into classes, with all directors to be elected annually.  This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election and Removal of Directors

The Amended Articles prohibit cumulative voting in the election of directors. Our Amended By-Laws require parties other than the board of directors to give advance written notice of nominations for the election of directors. The Amended Articles also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors or by a majority of the members of the board of directors then in office prior to the conclusion of the second annual meeting of shareholders following July 9, 2014.  Thereafter, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose.  These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our Amended Articles and our Amended By-Laws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended Articles and our Amended By-Laws provide that, subject to certain exceptions, our Chairman, President, or Secretary at the direction of the board of directors or our Secretary at the request in writing by any one or more shareholders that hold, in the aggregate, at least a majority of the outstanding registered shares of the Corporation entitled to vote may call special meetings of our shareholders.  The business transacted at the special meeting is limited to the purposes stated in the notice.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The Amended Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The Amended By-Laws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholder's ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Reference is made to Exhibits 3.1 and 3.2 to this Current Report on Form 8-K for the full text of the Amended Articles and the Amended By-Laws, respectively, which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are filed herewith:

Exhibit No.	Description

2.1
Order Confirming the First Amended Prepackaged Plan of Reorganization of Genco Shipping & Trading Limited (included as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on July 7, 2014 and incorporated herein by reference)

2.2
First Amended Prepackaged Plan of Reorganization, filed with the Bankruptcy Court on June 11, 2014 (included as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on July 7, 2014 and incorporated herein by reference)

3.1	Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited, as adopted July 9, 2014

3.2	Amended and Restated By-Laws of Genco Shipping & Trading Limited, dated as of July 9, 2014

4.1	Form of Specimen Stock Certificate of Genco Shipping & Trading Limited

4.2	Form of Specimen Warrant Certificate of Genco Shipping & Trading Limited

10.1
Second Supplemental Agreement dated as of July 19, 2014 to $253,000,000 Secured Loan Facility Agreement dated August 20, 2010, by and among Genco Shipping & Trading Limited as Borrower; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken AB (publ), as Lenders; Deutsche Bank Luxembourg S.A., as Agent; BNP Paribas, Crédit Agricole, Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken Ab (publ), as Mandated Lead Arrangers; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG, and Skandinaviska Enskilda Banken AB (publ), as Swap Providers; Deutsche Bank AG Filiale Deutschlandgeschäft, as Security Agent and Bookrunner; and the subsidiaries of Genco listed therein as Guarantors

10.2
Amendment and Restatement Agreement, dated as of July 9, 2014, by and among Genco Shipping & Trading Limited as Borrower, the companies listed in Schedule 2 of Appendix A thereto as Guarantors, the banks and financial institutions listed in Schedule 1 of Appendix A thereto as Lenders, and Crédit AgricoleCorporate and Investment Bank, as Agent and Security Trustee

10.3	Registration Rights Agreement as of July 9, 2014 by and between Genco Shipping & Trading Limited and the Holders party thereto.

10.4	Warrant Agreement, dated as of July 9, 2014, between Genco Shipping & Trading Limited and Computershare Inc., as Warrant Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

	By:	/s/ John C. Wobensmith
	Name:	John C. Wobensmith
	Title:	Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Date: July 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1
Order Confirming the First Amended Prepackaged Plan of Reorganization of Genco Shipping & Trading Limited (included as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on July 7, 2014 and incorporated herein by reference)

2.2
First Amended Prepackaged Plan of Reorganization, filed with the Bankruptcy Court on June 11, 2014 (included as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on July 7, 2014 and incorporated herein by reference)

3.1	Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited, as adopted July 9, 2014

3.2	Amended and Restated By-Laws of Genco Shipping & Trading Limited, dated as of July 9, 2014

4.1	Form of Specimen Stock Certificate of Genco Shipping & Trading Limited

4.2	Form of Specimen Warrant Certificate of Genco Shipping & Trading Limited

10.1
Second Supplemental Agreement dated as of July 19, 2014 to $253,000,000 Secured Loan Facility Agreement dated August 20, 2010, by and among Genco Shipping & Trading Limited as Borrower; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken AB (publ), as Lenders; Deutsche Bank Luxembourg S.A., as Agent; BNP Paribas, Crédit Agricole, Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken Ab (publ), as Mandated Lead Arrangers; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG, and Skandinaviska Enskilda Banken AB (publ), as Swap Providers; Deutsche Bank AG Filiale Deutschlandgeschäft, as Security Agent and Bookrunner; and the subsidiaries of Genco listed therein as Guarantors

10.2
Amendment and Restatement Agreement, dated as of July 9, 2014, by and among Genco Shipping & Trading Limited as Borrower, the companies listed in Schedule 2 of Appendix A thereto as Guarantors, the banks and financial institutions listed in Schedule 1 of Appendix A thereto as Lenders, and Crédit AgricoleCorporate and Investment Bank, as Agent and Security Trustee

10.3	Registration Rights Agreement as of July 9, 2014 by and between Genco Shipping & Trading Limited and the Holders party thereto.

10.4	Warrant Agreement, dated as of July 9, 2014, between Genco Shipping & Trading Limited and Computershare Inc., as Warrant Agent